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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the use of our report dated March 22, 2006, in the Registration Statement of Novelos Therapeutics, Inc. on Form SB-2, relating to the registration of 22,547,555 shares of common stock. We also consent to the use of our name and the reference to us in the ‘‘Experts’’ section of this registration statement.

/s/ Stowe & Degon

Worcester, MA
April 5, 2006